                                                                     EXHIBIT 11

                            SS&C TECHNOLOGIES, INC.

 STATEMENT REGARDING THE COMPUTATION OF NET INCOME (LOSS     ) PER COMMON AND
                           COMMON EQUIVALENT SHARES

                                                                 THREE MONTHS ENDED
                               YEAR ENDED DECEMBER 31,               MARCH 31,
                          -----------------------------------  -----------------------
                             1993        1994        1995         1995         1996
                          ----------  ----------  -----------  -----------  ----------
                                                                    (UNAUDITED)
Historical--Primary(1):
  Weighted average issued
   common and preferred
   stock outstanding(2)..  5,543,050   5,886,983    5,527,570    4,807,570   9,041,540
  Weighted average cheap
   stock(3)..............    344,130     344,130      344,130      344,130     344,130
  Weighted average common
   stock equivalents.....    170,000   1,335,000           --           --     970,500
  Less: assumed purchase
   of treasury shares....   (138,125)   (716,828)          --           --    (370,506)
                          ----------  ----------  -----------  -----------  ----------
    Weighted average
     number of common and
     common equivalent
     shares outstanding..  5,919,055   6,849,285    5,871,700    5,151,700   9,985,664
                          ==========  ==========  ===========  ===========  ==========
Net income (loss)........ $  551,066  $  882,874  $(4,348,698) $(4,631,012) $  313,179
                          ==========  ==========  ===========  ===========  ==========
Net income (loss) per
 share................... $      .09  $      .13  $      (.74) $      (.90) $      .03
                          ==========  ==========  ===========  ===========  ==========
                                                     1995                      1996
                                                  -----------               ----------
Pro forma(1):
  Weighted average issued
   common and preferred
   stock outstanding(2)..                           8,426,868                9,041,540
  Weighted average cheap
   stock(3)..............                             344,130                  344,130
  Weighted average common
   stock equivalents.....                                  --                  970,500
  Less: assumed purchase
   of treasury shares....                                  --                 (370,506)
                                                  -----------               ----------
    Weighted average
     number of common and
     common equivalent
     shares outstanding..                           8,770,998                9,985,664
                                                  ===========               ==========
Net income (loss)........                         $(4,348,698)              $  313,179
                                                  ===========               ==========
Net income (loss) per
 share...................                         $      (.50)              $      .03
                                                  ===========               ==========

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Notes:
(1) All common and common equivalent share amounts have been restated to reflect a 10-for-1 split.
(2) All shares of convertible preferred stock are considered common stock equivalents and are included using the if-converted method, adjusted to reflect the 10-for-1 stock split, except where their effect would be antidilutive.
(3) In accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 83, issuances of common stock and common stock equivalents, within one year prior to the initial filing of the registration statement, at share prices below the assumed initial public offering price of $10 per share are considered to have been made in anticipation of the contemplated public offering for which this registration statement was prepared. Accordingly, these stock issuances are treated as if issued and outstanding, using the treasury stock method for options, since the inception of the Company.

(4) Fully diluted net income (loss) per common and common equivalent shares is not presented as it is the same as historical net income per common and common equivalent shares for the years ended December 31, 1993 and 1994, and it is the same as pro forma net income (loss) per common and common equivalent shares for the year ended December 31, 1995 and for the three months ended March 31, 1995.